Exhibit 10.1(f)

[FORM OF]

RELEASE AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                                   (“Releaser”), for himself, his successors and assigns, hereby releases, acquits and forever discharges FUNimation Productions, Ltd. (“Productions Company”), a Texas limited partnership, and The FUNimation Store, Ltd., a Texas limited partnership (together with Productions Company, the “Companies”), and each of the Companies’ respective officers, directors, limited partners, general partners, agents, successors and assigns (collectively, the “Released Parties”), of and from any and all claims, demands obligations, interests, suits, actions or causes of action, at law or in equity, whether arising by contract, statute, common law or otherwise, both direct and indirect, of whatsoever kind or nature (collectively, “Claims”), which relate to Releaser’s past or present, direct or indirect, ownership of any partnership interests in the Companies, Releaser’s employment with the Companies, Releaser’s relationship with the Companies, or in any way relating to Releaser’s rights as a present or former partner of either of the Companies prior to the date hereof; provided, however, that the foregoing shall not constitute a release of Releaser’s rights (i) arising out of or in connection with any action or event occurring after the date hereof, (ii) with respect to earned, but unpaid, compensation, commissions, vacation, or vested benefits under retirement plans, or (iii) with respect to the Releaser’s rights under the Partnership Interest Purchase Agreement dated as of December ___, 2004, among the Releaser, the Companies, Navarre Corporation, Navarre CP, LLC, Navarre CS, LLC, Navarre CLP, LLC, the Sellers named therein and Daniel Cocanougher as the Seller Representative (the “Purchase Agreement”) or the Ancillary Agreements (as defined in the Purchase Agreement.)

Dated: , 2005	[RELEASOR]